EXHIBIT C
Georgia Power Company
40 Inverness Center Parkway
Post Office Box 1295
Birmingham, Alabama  35201

Nuclear Operations Department


                                 March 18, 1997


Docket Nos. 50-321                                                    HL-5342
            50-366


U. S. Nuclear Regulatory Commission
ATTN:  Document Control Desk
Washington, DC 20555


                          EDWIN I. HATCH NUCLEAR PLANT
                    SOUTHERN NUCLEAR OPERATING COMPANY, INC.
                             LICENSED OPERATOR DATE
                         NRC TAC Nos. M84534 and M84535


Gentlemen:

On March 17, 1997, the NRC approved and issued an amendment for Southern Nuclear Operating Company, Inc. (Southern Nuclear) to become the licensed operator of the Edwin I. Hatch Nuclear Plant. This approval was granted with the stipulation that the license conditions be implemented within 60 days and upon the official transfer of responsibilities between Georgia Power Company and Southern Nuclear. This letter is to advise the NRC that effective March 22, 1997, Georgia Power Company will officially transfer the responsibilities for operation of Edwin I. Hatch Nuclear Plant to Southern Nuclear. As of that date, it is requested that the NRC address their correspondence to Southern Nuclear rather than Georgia Power Company as correspondence to the NRC will be transmitted from Southern Nuclear. Mr. H. L. Sumner, Jr. should continue to be the addressee at the following address on all such correspondence from the NRC:

                             Regular Mail (e.g. normal delivery)
                             Mr. H. L. Sumner, Jr.
                             Vice President
                             Southern Nuclear Operating Company, Inc.
                             Post Office Box 1295
                             Birmingham, Alabama  35201-1295

Georgia Power


U. S. Nuclear Regulatory Commission                                   Page Two


                              Street Address  (e.g. Express Mail)
                              Mr. H. L. Sumner, Jr.
                              Vice President
                              Southern Nuclear Operating Company, Inc.
                              40 Inverness Center Parkway
                              Birmingham, Alabama  35242


A revised NRC distribution list for Southern Nuclear is attached.


                                         Sincerely,

                                         /s/H. L. Sumner, Jr.

                                         H. L. Sumner, Jr.
                                         Vice President- Nuclear
                                         Hatch Project

HLS/JMG

Attachment

cc:   Georgia Power Company
      Mr. H. A. Franklin
      Mr. W. G. Hairston, III
      Mr. J. D. Woodard
      Mr. P. H. Wells

      U. S. Nuclear Regulatory Commission, Washington, D.C.
      Mr. K. N. Jabbour, Licensing Project Manager

      U. S. Nuclear Regulatory Commission, Region II
      Mr. L. A. Reyes, Regional Administrator
      Mr. B. L. Holbrook, Senior Resident Inspector



HL-5342

                                   ATTACHMENT

            SOUTHERN NUCLEAR ADDRESSES FOR THE NRC DISTRIBUTION LIST

Mr. W. G. Hairston, III
President and Chief Executive Officer
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295

Mr. J. D. Woodard
Executive Vice President
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295

Mr. P. W. Wells
General Manager, Edwin I. Hatch Nuclear Plant
Southern Nuclear Operating Company, Inc.
11030 Hatch Parkway North
Baxley, Georgia  31513

Mr. D. M. Crowe
Manager, Licensing
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295
















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